Exhibit 99.1

American Public Education Issues 2022 Guidance and Supplemental Financial Information

CHARLES TOWN, WV (September 22, 2022) – American Public Education, Inc. (Nasdaq: APEI) today initiated second half- and full-year 2022 guidance and issued a supplemental financial presentation.

Financial Supplement Highlights:

•	Consolidated 2022 revenue is expected to be $600 million to $610 million

•	Consolidated 2022 adjusted EBITDA is expected to be $53 million to $59 million

•	Pro forma 2022 adjusted EBITDA is expected to be $70 million to $76 million

APEI’s supplemental financial presentation published today can be found under Events & Presentations on APEI.com and as an exhibit to the Current Report on Form 8-K that APEI furnished with the Securities and Exchange Commission on September 22, 2022.

2022 Outlook:

The guidance highlighted above and the following statements are forward-looking statements based on APEI’s current expectations. These statements are forward-looking and actual results may differ materially from those expressed or implied in these statements. APEI undertakes no obligation to update publicly any forward-looking statements for any reason unless required by law. See “Forward-Looking Statements” below and refer to APEI’s supplemental financial presentation for further details.

2022 Guidance[1]
($ in millions)	Second Half 2022	Full Year 2022

APEI Consolidated Revenue	$295.6 to $305.6	$600.0 to $610.0

APEI Adjusted EBITDA	$21.1 to $27.1	$53.0 to $59.0

Pro forma Adjusted EBITDA(1)		$70.0 to $76.0

(1)Pro forma Adjusted EBITDA = Adjusted EBITDA plus $15 million in cost savings run-rate and one-time items (annualized estimated cost savings for savings in labor costs expected to occur in the fourth quarter of 2022 and one-time 2022 transition and integration items for Graduate School USA) plus $2 million in annualized non-recurring marketing costs (estimated marketing cost savings from in-sourcing marketing-related execution services in 2022)

Non-GAAP Financial Measures:

This press release contains the non-GAAP financial measure of Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization less non-cash expenses such as stock compensation and non-recurring expenses) and pro forma adjusted EBITDA (adjusted EBITDA plus annualized cost savings and one-time items plus non-recurring marketing costs). APEI believes that the use of these measures is useful because they allow investors to better evaluate APEI’s operating profit and cash generation capabilities.

Each of these measures excludes non-cash impairment charges, the adjustment to the gain on acquisition, non-cash compensation expense, loss on disposals of long-lived assets, and M&A-related professional fees.

These non-GAAP measures should not be considered in isolation or as an alternative to measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of our non-GAAP measures are that they exclude expenses that are required by GAAP to be recorded. In addition, non-GAAP measures are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded.

APEI is presenting adjusted EBITDA in connection with its GAAP results and urges investors to review the reconciliation of adjusted EBITDA to the comparable GAAP financial measures that is included in the tables following this press release (under the captions “GAAP Outlook Net Income to Outlook Adjusted EBITDA”) and not to rely on any single financial measure to evaluate its business.

About American Public Education

American Public Education, Inc. (Nasdaq: APEI), through its institutions American Public University System (APUS), Rasmussen University, Hondros College of Nursing, and Graduate School USA (GSUSA), educate the service-minded student by providing career-focused higher education and career learning.

APUS, which operates through American Military University and American Public University, is the leading educator to active-duty military and veteran students* and serves approximately 90,000 adult learners worldwide via accessible and affordable higher education. Rasmussen University is a 120-year-old nursing and health sciences-focused institution that serves approximately 15,000 students across its 23 campuses and student service centers in six states and online. It also has schools of Business, Technology, Design, Early Education and Justice Studies.

Hondros College of Nursing focuses on educating pre-licensure nursing students at its six campuses in Ohio and one in Indiana. It is the largest educator of PN (LPN) nurses in the state of Ohio** with approximately 2,440 students. GSUSA is a leading training provider to the federal workforce with an extensive portfolio of government agency customers. It serves the federal workforce through customized contract training (B2G) to federal agencies and through open enrollment (B2C) to government professionals.

Both APUS and Rasmussen are institutionally accredited by the Higher Learning Commission (HLC), an institutional accreditation agency recognized by the U.S. Department of Education. Hondros College of Nursing is accredited by the Accrediting Bureau of Health Education Schools (ABHES). GSUSA is accredited by the Accrediting Council for Continuing Education & Training (ACCET). For additional information, visit www.apei.com.

*Based on FY 2019 Department of Defense tuition assistance and Veterans Administration student enrollment data, as reported by Military Times, 2020.

**Based on information compiled by the National Council of State Boards of Nursing and Ohio Board of Nursing.

Forward Looking Statements

Statements made in this press release regarding APEI or its subsidiaries that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about APEI and the industry. In some cases, forward-looking statements can be identified by words such as “anticipate,” “believe,” “seek,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would,” and similar words or their opposites. Forward-looking statements include, without limitation, statements regarding expected growth, registration and enrollments, revenues, income and adjusted EBITDA, pro forma adjusted EBITDA, EBITDA, estimated cost savings, benefits of the acquisition of Rasmussen University and plans with respect to recent, current and future initiatives.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: the effects, duration, and severity of and APEI’s response to the COVID-19 pandemic; adverse effects on demand as the pandemic abates; APEI’s dependence on the effectiveness of its ability to attract students who persist in its institutions’ programs; changing market demands; APEI’s inability to effectively market its institutions’ programs; APEI’s inability to maintain strong relationships with the military and maintain course registrations and enrollments from military students; APEI’s loss of its ability to receive funds under tuition assistance programs or the reduction, elimination, or suspension of tuition assistance; adverse effects of changes APEI makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed; APEI’s need to successfully adjust to future market demands by updating existing programs and developing new programs; APEI’s failure to comply with regulatory and accrediting agency requirements and to maintain institutional accreditation; APEI’s loss of eligibility to participate in Title IV programs or ability to process Title IV financial aid; entering into and integrating acquisitions, including the integration of RU and GSUSA; APEI’s dependence on its technology infrastructure; and the various risks described in the “Risk Factors” section and elsewhere in APEI’s Quarterly Report on Form 10-Q for the period ended June 30, 2022 and Annual Report on Form 10-K for the year ended December 31, 2021, and in other filings with the SEC. You should not place undue reliance on any forward-looking statements. APEI undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

Contacts:

Ryan Koren

AVP, Investor Relations & Corporate Development

(610) 428-7376

###

GAAP Outlook Net Income to Outlook Adjusted EBITDA:

The following table sets forth the reconciliation of the Company's projected GAAP net income to the calculation of projected adjusted EBITDA for the six and twelve months ending December 31, 2022:

	Outlook Periods
	Six Months Ending	Twelve Months Ending
	December 31, 2022	December 31, 2022
(in thousands, except per share data)	Midpoint	Midpoint
Net (loss) income	$(2,654)	$(107,350)
Income tax (benefit) expense	(1,945)	(36,237)
Interest expense (income)	7,100	13,845
Equity investment loss	-	11
Depreciation and amortization	16,573	32,840
EBITDA	19,074	(96,891)
Impairment of goodwill and intangible assets	-	144,900
Adjustment to gain on acquisition	-	(3,828)
Stock compensation	4,943	9,649
(Gain) loss on disposals of long-lived assets	52	836
M&A - related professional fees	72	1,345
Accounting and other adjustments	-	-
Adjusted EBITDA	$24,141	$56,011